                                                                    Exhibit 10.9
                   NOTE PURCHASE AGREEMENT AMENDMENT NUMBER 1

         This NOTE PURCHASE AGREEMENT AMENDMENT NUMBER 1 ("Amendment") is dated as of [EFFECTIVE DATE OF PUBLIC OFFERING], 2002 and made among between MONTANA MILLS BREAD CO., INC. (the "Company"), a Delaware corporation with an address of 2171 Monroe Avenue, Suite 205A, Rochester, New York 14618, CEPHAS CAPITAL PARTNERS, L.P. (the "Purchaser"), a New York limited partnership with an address of 16 W. Main Street, Rochester, New York 14614, and EUGENE O'DONOVAN with an address of 204 Miles Cutting Lane, Pittsford, New York 14534 ("Shareholder"). This Note Purchase Agreement Amendment Number 1 amends the Note Purchase Agreement among the Company, the Purchaser, and the Shareholder dated as of June 22, 2000 (the "Purchase Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Purchase Agreement, and references to the "Transaction Documents" shall include, among others, references to this Amendment and the documents and agreements contemplated hereby.

         The parties hereto agree as follows:

         1. The Note, and Exhibit B to the Purchase Agreement, are hereby amended to read in their entirety as set forth in EXHIBIT A attached to and made a part of this Amendment.

         2. Section 1.2 of the Purchase Agreement is hereby amended to add the following paragraph at the end thereof:

                           In consideration for the Amendment, the Company shall
                  (i) pay to the Purchaser on the date of the Amendment a consent and waiver fee equal to $20,000, (ii) pay all fees (not to exceed $3,500), expenses and disbursements incurred by the Purchaser related to the transactions contemplated herein, including, without limitation, the fees and disbursements of the Purchaser's counsel, (iii) deliver to the Purchaser 15,000 shares of the common capital stock of the Company (the "Waiver Shares"), and (iv) deliver to the Purchaser and cause to keep in effect thereafter the Note (as amended) and a Security Agreement in substantially the form attached hereto and made a part hereof as EXHIBIT B. The Company will comply with all securities laws regulating the offer and delivery of the Waiver Shares and will assure that the Waiver Shares on the date of delivery are duly authorized, issued, outstanding, fully paid, and non-assessable.

         3. Section 1.4 of the Purchase Agreement is hereby amended to read in its entirety as follows:

                  The Conversion Price shall be $ [THE PER SHARE OFFERING PRICE IN THE PUBLIC OFFERING] , subject to adjustment as provided in
                  Section 1.5.

         4. Sections 1.5(b)(iv) and 1.5(c)(ii) of the Purchase Agreement are hereby deleted.

         5. On the date of this Amendment and immediately thereafter, all of the authorized capital stock of the Company consists of the shares and classes of stock described in EXHIBIT C attached hereto and made a part hereof. Exhibit C sets forth all outstanding Equity Interests and the holders thereof (showing, however, (i) all holders of shares registered in the Company's initial Public Offering as a whole and not individually and (ii) other holders of outstanding common stock of the Company constituting less than 5% of the stock of the Company as a whole by groups of shares derived from each common source [for example, the group derived from conversion of convertible notes]), all of which Equity Interests are validly issued, fully paid, and nonassessable. As of the date of this Amendment, the Company has no obligation (contingent or otherwise) to issue, sell, create, repurchase or otherwise acquire or retire any Equity Interests except as shown in Exhibit C. The Company has reserved sufficient shares of its common stock for issuance of the Conversion Shares.

         6. Article 5 of the Purchase Agreement is hereby deleted. Purchaser agrees to execute and deliver to any holder of Senior Indebtedness, as defined in the Purchase Agreement, an Intercreditor Agreement applicable to such Senior Indebtedness in the form attached hereto and made a part hereof as EXHIBIT D, provided that the Company and such holder of Senior Indebtedness also execute and deliver such Intercreditor Agreement.

         7. Section 7.1 is hereby amended to read in its entirety as follows:

                           7.1 Co-Sale Rights.

                           (a) Co-Sale. Except for Permitted Family Transfers,
                  transfers not exceeding an aggregate of 100,000 common shares during any three-year period commencing on the date of the Amendment (adjusted proportionally for stock splits, stock combinations, or the like), transfers in open market, brokered transactions made at a time when the Purchaser is free to make similar transfers, or transfers made with the written consent of the parties hereto, all transfers of any Equity Interests by Shareholder (including transfers by holders who received Equity Interests pursuant to Permitted Family Transfers) shall be made only pursuant to and in accordance with this Section 7.1.

                           (b) Notice of Proposed Transfer. The transferring
                  Shareholder shall give prior written notice to Purchaser with the details of the proposed transfer of any Equity Interests (the "Offered Interests") held by such Shareholder. Purchaser may elect to participate in the transfer (the "Co-Sale Right") by giving written notice (the "Acceptance Notice") to the transferring Shareholder within five (5) days after receipt of the notice of proposed transfer from the transferring Shareholder. The Acceptance Notice shall indicate the number of Offered Interests that Purchaser wishes to sell on the terms and conditions stated in the Offer Notice.

                           (c) Exercise of Rights. Purchaser shall have the
                  right to exercise its Co-Sale Right and to sell a portion of its Conversion Shares (including shares into which the Note may be converted) which is equal to or less than (the exact amount to be determined by Purchaser) the product obtained by multiplying (i) the total number of Offered Interests that were proposed to be sold by the transferring Shareholder by
                  (ii) a fraction, the numerator of which is the total number of Conversion Shares (including shares into which the Note may be converted) plus the total number of Waiver Shares held by Purchaser on the date of the Acceptance Notice, and the denominator of which is the total number of shares of common stock and other Equity Interests then held by the transferring Shareholder plus the total number of Conversion Shares (including shares into which the Note may be converted) plus the total number of Waiver Shares held by Purchaser on the date of the Acceptance Notice. The sale by the Purchaser shall correspondingly reduce the number of Offered Interests to be sold,

                           Within ten (10) days after the date by which
                  Purchaser was first required to notify the transferring Shareholder of its intent to exercise its Co-Sale Rights, the transferring Shareholder shall notify Purchaser of the date on which such sale will be consummated, which shall be no later than the later of (i) ninety (90) days after the date by which Purchaser was required to notify the transferring Shareholder of its intent to exercise its Co-Sale Rights and (ii) the satisfaction or expiration of any governmental approval, filing or "waiting period" requirements, if any.

                           Purchaser may effect such sale hereunder by delivery
                  to the proposed transferee, or to the Shareholder for delivery to the proposed transferee, of one or more instruments or certificates, properly endorsed for transfer, representing the Conversion Shares and/or Waiver Shares it elects to sell therein; provided that Purchaser shall not be required to make any representations or warranties or provide any indemnities in connection therewith other than with respect to (i) its ownership of the Conversion Shares and/or Waiver Shares being conveyed, free of liens and encumbrances, and (ii) it authority to participate in such sale. At the time of consummation of the sale, the proposed transferee shall remit directly to Purchaser that portion of the sale proceeds to which Purchaser is entitled by reason of its participation therein. In the event that the sale is not consummated within the period required hereby or the proposed transferee fails to timely remit to

                  Purchaser its portion of the sale proceeds, such sale shall be deemed to lapse, and any transfers of Equity Interests pursuant to such sale shall be deemed to be in violation of the provisions of this Agreement unless the transferring Shareholder once again complies with the provisions of this Agreement.

         8. Purchaser shall execute and deliver to the Company a Lockup Agreement in the form attached hereto as Exhibit E (the "Lockup Agreement"). Purchaser hereby agrees that notwithstanding the provisions of the Registration Agreement dated as of June 22, 2000, (i) no request for a demand registration shall be made by Purchaser during the period covered by the Lockup Agreement,
(ii) no piggy-back registration demand shall be made by the Purchaser with respect to a sale of shares by the Company only during the period covered by the Lockup Agreement, and (iii) said Registration Agreement shall be terminated and expire at such time as all of the Conversion Shares and the Waiver Shares may be sold without restriction pursuant to Rule 144.

         9. Section 8.3 of the Purchase Agreement is hereby amended to read in its entirety as follows:

                           8.3 SUCCESSORS AND ASSIGNS. Except as otherwise
                  expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchaser's benefit as a purchaser or holder of the Securities or any Waiver Shares, Conversion Shares or other securities issued in connection therewith are also for the benefit of, and enforceable by, any subsequent holder of the same.

         10. All other terms of the Purchase Agreement shall remain in full force and effect.

         11. The Company represents and warrants that (a) each of the representations and warranties set forth in the Purchase Agreement is true and correct as of the date hereof (and with respect to the representations and warranties set forth in or referring to Section 2.5 of the Purchase Agreement, the financial statements referred to therein shall mean the financial statements of the Company for the most recent quarterly period ended), and (b) no Event of Default or event that, with the giving of notice or the passage of time or both would constitute an Event of Default, has occurred and is continuing.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

                            [Signature Pages Follow]

MONTANA MILLS BREAD CO., INC.



By:      _____________________________

Title:   _____________________________

CEPHAS CAPITAL PARTNERS, L.P.

By:      Chephas LLC
Title:   General Partner



         By:      ____________________________

         Title:   Managing Member

------------------------------
         EUGENE O'DONOVAN

                                    EXHIBIT A
                                    ---------
                          FORM OF AMENDED AND RESTATED
                          ----------------------------
                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE
                    ----------------------------------------


         The security represented by this instrument was originally issued on June 22, 2000, was amended and restated by this instrument, and has not been registered under the Securities Act of 1933, as amended. The transfer of such security is subject to the conditions specified in the Note Purchase Agreement, dated as of June 22, 2000, as the same has been and may in the future be amended and modified from time to time, between the issuer (the "Company") and the original holder of this instrument, and the Company reserves the right to refuse the transfer of such security until such conditions have been fulfilled with respect to such transfer. Upon written request, a copy of such conditions shall be furnished by the Company to the holder hereof without charge.

                                 ---------------

                              AMENDED AND RESTATED
                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE

         FOR VALUE RECEIVED, MONTANA MILLS BREAD CO., INC., a Delaware corporation (the "Company") with an address of 2171 Monroe Avenue, Suite 205A, Rochester, New York 14618, hereby promises to pay to the order of CEPHAS CAPITAL PARTNERS, L.P., which has an address of 16 West Main Street, Rochester, New York 14614, or registered assigns, ("Holder") the principal sum of Two Million Dollars ($2,000,000) together with interest thereon calculated from the date hereof in accordance with the provisions of this Note on June 22, 2007, or sooner as provided herein.

         This Note was issued pursuant to a Note Purchase Agreement, dated as of June 22, 2000 (as the same has been and may in the future be amended and modified from time to time, the "Purchase Agreement"), between the Company and the Holder and all provisions thereof are hereby incorporated herein in full by reference. The Purchase Agreement contains terms governing the rights of the Holder of this Note and the Holder is entitled to the benefits thereof. All capitalized terms used herein and not otherwise defined shall have the meanings given thereto in the Purchase Agreement.

               THIS NOTE IS SUBJECT TO ANY INTERCREDITOR AGREEMENT
                        EXECUTED PURSUANT TO THE TERMS OF
                  AMENDMENT NUMBER 1 TO THE PURCHASE AGREEMENT

         1. INTEREST. Except as otherwise expressly provided herein, interest shall accrue on the unpaid principal amount of this Note outstanding from the date hereof until such time as payment therefor is actually delivered to the Holder (including after acceleration, maturity, or judgment) at the rate of 8% per annum. All interest shall be calculated on the basis of twelve thirty-day months per year.

         2. PAYMENTS. All accrued interest shall be due and payable on the first day of each month, commencing August 1, 2000. In addition to interest, principal installments of $83,833 shall be due and payable on the first day of each month commencing on June 1, 2005. All remaining outstanding principal and remaining accrued interest shall be due and payable on June 22, 2007.

         This Note may be freely prepaid in whole or in part at any time. Prepayments (whether prior to the maturity date or due to acceleration of this Note under Section 3) shall be accompanied by a prepayment premium equal to the following percentage of the amount of principal prepaid during the following periods:

                        Year                         Percentage
                        ----                         ----------

                  6/22/01 - 6/21/02                  4%
                  6/22/02 - 6/21/03                  3%
                  6/22/03 - 6/21/04                  2%
                  6/22/04 - 6/21/05                  1%

         3. EVENTS OF DEFAULT. In case an Event of Default shall occur, the principal of this Note may be declared or become immediately due and payable in the manner and with the effect provided in the Purchase Agreement.

         In addition, upon the occurrence of an Event of Default at Holder's option interest on the outstanding principal hereunder shall accrue at a rate per annum from time to time equal to the rate of interest then in effect on this Note plus five percentage points (5%) per annum. Any increase in the interest rate shall not be the Holder's exclusive remedy in the event of an Event of Default.

         The Holder shall also have any other rights which the Holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law. The Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the Holder may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.

         4. CONVERSION RIGHTS. The Holder shall have the conversion rights related to this Note described in the Purchase Agreement.

         5. AMENDMENT AND WAIVER. Except as otherwise expressly provided herein, the provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

         6. CANCELLATION. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

         7. PAYMENTS. Unless otherwise expressly provided herein, all payments to be made to the Holders shall be made in the lawful money of the United States of America in immediately available funds which shall be delivered to the address designated by the Holder.

         8. TRANSFER OF NOTE. This Note may be transferred pursuant to the terms of the Purchase Agreement and the Company shall treat the Person to whom this
Note is assigned in accordance therewith for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         9. BUSINESS DAYS. If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of New York, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

         10. USURY LAWS. It is the intention of the Company and the Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the Holder resulting from an Event of Default, voluntary prepayment by the Company or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the Holder either be rebated to the Company or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to the Company. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Company.

         11. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Note shall be given in accordance with the Purchase Agreement.

         12. NEW YORK LAW. This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the laws of such State.

         IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the ___ of ____________, 2002.


                                           MONTANA MILLS BREAD CO., INC.



                                           By:      _________________________

                                           Title:   _________________________

                                    EXHIBIT B
                                    ---------
                           FORM OF SECURITY AGREEMENT
                           --------------------------


         THIS SECURITY AGREEMENT is made _____________, 2002 in favor of CEPHAS CAPITAL PARTNERS, L.P. ("Investor") by MONTANA MILLS BREAD CO., INC. ("Grantor"). Grantor is a corporation chartered under the laws of the State of Delaware (Identification Number _________), has its chief executive office located at 2171 Monroe Avenue, Suite 205A, Rochester, New York 14618, and has a taxpayer identification number of _____________.

         1. DEFINITIONS. Unless otherwise indicated in this Agreement, all terms used herein shall have the same meanings as given to them in the Purchase Agreement (defined below), and to the extent not inconsistent therewith, the same meanings as given to them in the Uniform Commercial Code of the State of New York (the "UCC") as amended from time to time. The following terms shall have the following meanings when used in this Agreement:

                  "Collateral" means, as defined in the UCC, all assets and property of any kind or nature with the exception of real estate, including all accounts, cash, chattel paper (including electronic chattel paper and tangible chattel paper), securities (whether certificated or uncertificated), deposit accounts, documents, equipment, financial assets, fixtures, general intangibles, goods, instruments, inventory, investment property, letter-of-credit rights, letters of credit, promissory notes, securities accounts, security entitlements, software, supporting obligations, vehicles, leasehold improvements, goodwill, insurance policies and proceeds thereof, and intellectual property (including among others operating systems, patents, copyrights, trademarks, trade names, licenses, trade secrets, know-how, franchises, and proprietary and other rights in data, engineering, technical plans, drawings, information, methods, systems, processes, inventions, formulas, applications, software, programs, manuals, and technology, and all other technology and proprietary rights of Grantor and all applications to acquire such rights, and in all rights and interests in any of them unless the same are licensed or leased pursuant to an agreement that prohibits the granting of a security interest in or similar assignment of the same), of any kind or nature in which the Grantor has an interest now or in the future, and which are now existing or hereafter created or acquired, together with all additions, replacements, accessions, products, and proceeds in any form thereof.

                  "Liabilities" mean all indebtedness, liabilities, and obligations of every kind or nature, whether absolute or contingent, primary or secondary, direct or indirect, joint or several, and whether heretofore or hereafter created, arising, or existing or at any time due and owing from Grantor to Investor (including without limitation all sums expended by the Investor for protection of its interests such as payments made for taxes, insurance, and expenses of collection).

                  "Purchase Agreement" means the Note Purchase Agreement between the Investor and Grantor dated as of June 22, 2000 as the same has been and may in the future be modified, extended, or replaced from time to time.

         2. SECURITY INTEREST. The Grantor hereby grants to the Investor a security interest in the Collateral to secure the payment and performance of the Liabilities. This security interest is specifically intended to be a continuing interest and shall cover Collateral in which the Grantor acquires an interest after the date of this Agreement as well as Collateral in which the Grantor now has an interest. This security interest shall continue until terminated as described in this Agreement even if all Liabilities are paid in full from time to time. The Investor shall have the right to apply the Collateral and any proceeds therefrom to all or any part of the Liabilities as and in the order the Investor may elect, whether such Liabilities are otherwise secured.

         3. LOCATIONS OF GRANTOR AND COLLATERAL. The chief executive office of the Grantor is at the address shown in the preamble to this Agreement. Upon request of Investor from time to time, Grantor will provide Investor with a list of all locations at which the Collateral will be kept and at which the Grantor does business. Grantor will notify the Investor immediately of any changed location of its chief executive office, change in the name of the Grantor, and/or change in the jurisdiction in which the Grantor is registered. If any of the Collateral is or will be a fixture, upon request of the Investor Grantor will provide legal descriptions and the names of record owners of the premises to which the Collateral will be affixed sufficient for perfection of the security interests of the Investor. At the request of Investor, the Grantor will provide disclaimers of interest and removal agreements, in form satisfactory to the Investor, signed by all parties other than Grantor having an interest in premises at which any Collateral is located.

         4. SUBORDINATION TO SENIOR INDEBTEDNESS. The lien granted hereunder is hereby subordinated to any lien which is granted by the Grantor to secure Senior Indebtedness and the rights of Investor with respect to the Collateral will be subject to the provisions of any Intercreditor Agreement executed pursuant to the terms of Amendment Number 1 to the Purchase Agreement. Subject to the foregoing, (i) except for the security interest granted hereby and as otherwise allowed by the Purchase Agreement, Grantor is the owner of the Collateral free from all liens, encumbrances, and security interests, (ii) Grantor will not sell or transfer the Collateral or any interest (including, without limitation, a security interest) therein without the prior written consent of the Investor except for sales in the ordinary course of business for fair value and not prohibited by the Purchase Agreement, and (iii) Grantor will defend the Collateral against the claims and demands of all persons (except for those persons who have a claim or lien permitted under the Purchase Agreement), and will cause the immediate removal and termination of any levy, execution, judgment or other lien, or similar claim of third persons to the Collateral (except for those persons who have a claim or lien permitted under the Purchase Agreement).

         5. PERFECTION OF SECURITY INTEREST. Grantor will execute and deliver to the Investor such financing statements, security agreements, assignments, and other documents as Investor may at any time reasonably request that are required to perfect or protect the security interest granted hereby. Grantor hereby authorizes the Investor to execute and file financing statements with or without the signature of the Grantor from time to time as the Investor may deem necessary or desirable. If the Collateral is a motor vehicle required to be titled under applicable law, Grantor warrants that the Investor's security interest will be recorded on the title certificates covering the Collateral and will deliver such certificates or other evidence of ownership to the Investor, as the Investor requests. Grantor hereby appoints Investor as its attorney in fact to execute and deliver notices of lien, financing statements, assignments, and any other documents, notices, and agreements necessary for the perfection of Investor's security interests in the Collateral. Grantor agrees to pay the costs of filing or perfection of the Investor's security interests, searches of the public records, and releases or assignments of the Investor's interests.

         6. USE OF COLLATERAL/MAINTENANCE. Grantor will keep the Collateral in good order and repair except for normal wear and tear in the ordinary course of business. Grantor will not use the Collateral in violation of law or any policy of insurance thereon. The Investor or its nominees may inspect the Collateral and Grantor's records regarding the same at any reasonable time, wherever located, and may make extracts therefrom and copies thereof.

         7. TAXES. Grantor will pay promptly, when due, all taxes and assessments upon the Collateral or its use or operation, or upon this Agreement.

         8. INSURANCE.

               a. Grantor at all times will keep the Collateral insured in such amounts, with such insurance companies chosen by Grantor, and against such risks, all as are reasonably satisfactory to the Investor. All insurance policies shall name Investor as additional insured and shall provide for losses covered thereby to be payable to Investor and Grantor as their respective interests may appear. All policies of insurance shall provide for not less than thirty (30) days' prior notice of cancellation to the Investor. Grantor will deliver evidence of required insurance to the Investor upon its request and in any event at least annually.

               b. After any Event of Default hereunder, the Investor may, but need not, (i) cancel, in accordance with applicable law, any insurance contract covering the Collateral or its ownership or operation, (ii) demand and receive any return premiums, unearned premium refunds and dividends payable in respect thereof (the Grantor hereby irrevocably designating, constituting and appointing Investor as its true and lawful agent so to do) and (iii) apply any and all sums received by the Investor as a result of such cancellation, after deducting therefrom any and all expenses incident thereto, toward payment of the Liabilities.

               c. Grantor will notify insurer and Investor in the event of any loss, damage, or other casualty affecting the Collateral. Grantor hereby assigns to the Investor any and all monies which may become due and payable under any policy insuring the Collateral, directs any such insurance company to make payments directly to the Investor, and authorizes the Investor to apply such monies in payment on account of the Liabilities, whether or not due, and to remit any surplus to Grantor; provided, however, that Investor will make available to Grantor such insurance proceeds to repair or replace Collateral provided that no Event of Default has occurred and that Grantor has provided evidence satisfactory to the Investor that such proceeds together with any necessary additional funds from sources acceptable to the Investor are available for such repair or replacement and that such repair or replacement can be accomplished within a reasonable period of time and without unreasonable disruption of the Grantor's business or operations beyond any period covered by business interruption insurance. After an Event of Default, Grantor hereby irrevocably appoints the Investor as its attorney in fact, with full power of substitution, to (i) make and adjust claims, (ii) receive all proceeds and payments including the return of unearned premiums, (iii) execute proofs of claim, (iv) endorse drafts and other instruments for the payment of money, (v) execute releases,
(vi) negotiate settlements, (vii) cancel any insurance referred to in this contract, and (viii) do all other things necessary and required to effect a settlement under or to realize the benefits of any insurance policy.

         9. PROTECTION OF INVESTOR'S INTEREST. Seven or more days after the day the Investor mails the Grantor notice, upon failure of the Grantor to (i) remove liens or interests prohibited by Section 4 of this Agreement, (ii) comply with obligations to maintain Collateral pursuant to Section 6 of this Agreement,
(iii) pay taxes or assessments as required by Section 7 of this Agreement, or
(iv) provide evidence satisfactory to the Investor of insurance as required by
Section 8 of this Agreement, the Investor in its discretion may discharge any such liens or interests, pay taxes or assessments, and obtain insurance coverage on the Collateral. The Investor also may pay any costs of perfection, searches, releases, or assignments pursuant to Section 5 of this Agreement. Grantor agrees to reimburse the Investor on demand for any and all expenditures so made, and until paid the amount thereof also shall be part of the Liabilities secured by the Collateral. Investor shall have no obligation to Grantor to make any such expenditures nor shall the making thereof relieve any default hereunder.

         10. GRANTOR'S COVENANTS. So long as this Agreement remains in effect:

               a. Grantor will: (i) furnish Investor at such intervals as Investor may prescribe with a certificate (in such reasonable form as Investor may from time to time specify) containing such information with respect to the Collateral as Investor may reasonably require, including, without limitation, inventory listings and account agings; and (ii) keep accurate and complete records of the Collateral in accordance with generally accepted accounting principles consistently applied.

               b. If requested by the Investor, Grantor will: (i) mark its records evidencing the Collateral in a manner satisfactory to the Investor so as to indicate the security interest of the Investor hereunder; (ii) deliver to the Investor to hold pursuant hereto any chattel paper, instruments, certificated securities, promissory notes, or other documents representing or relating to any of the Collateral; (iii) promptly reflect in its books, records, and reports to the Investor any claims made in regard to any Collateral; (iv) cause to be delivered to the Investor a control agreement covering any Collateral for which such an agreement is necessary for perfection of Investor's interest, (v) immediately notify the Investor if any of the Collateral arises out of contracts for the improvement of real property, deals with a public improvement or is with the United States, any state, or any department, agency or instrumentality thereof, and execute any instruments and take any steps reasonably required by the Investor in order that all moneys due or to become due under any such contract shall be assigned to the Investor and notice thereof be given as required bylaw; and (vi) fully cooperate with the Investor in the exercising of its rights and methods for verification of the Collateral.

         11. DEFAULT. The following events or conditions shall be an "Event of Default" under this Agreement: (a) any Event of Default under the Purchase Agreement, (b) loss, theft, material damage or destruction of a material portion of the Collateral, or (c) material or reasonably projected material decline in the value of the Collateral, taken as a whole.

         12. REMEDIES.

               a. Upon the occurrence of an Event of Default, the Investor may declare all of the Liabilities to be immediately due and payable and Investor shall have the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York as amended from time to time in any jurisdiction where enforcement of this Agreement is sought, in addition to all other rights and remedies at law or in equity. Among other remedies, the Investor may take immediate possession of the Collateral and for that purpose the Investor may, so far as Grantor can give authority therefor, enter upon any premises on which the Collateral or any part thereof may be situated and secure or remove the same therefrom. Upon request of the Investor, Grantor will assemble and make the Collateral available to the Investor, at a reasonable place and time designated by the Investor. Grantor's failure to take possession of any Collateral at any time and place reasonably specified by the Investor in writing to the Grantor shall constitute an abandonment of such property. Grantor agrees that notice of the time and place of public sale of any of the Collateral or of the time after which any private sale thereof is to be made or of other disposition of the Collateral shall be deemed reasonable notice ten days after such notice is deposited in the mail or otherwise delivered to Grantor at the address shown in the preamble of this Agreement.

               b. In addition to its other rights, the Investor may but shall not be obligated to notify any parties which are obligated to pay Grantor any Collateral or proceeds thereof, to make all payments directly to the Investor. Grantor authorizes such parties to make such payments directly to the Investor and to rely on notice from the Investor without further inquiry. The Investor may demand and take all necessary or desirable steps to collect such Collateral in either its or Grantor's, name, with the right to enforce, compromise, settle, or discharge any of the foregoing. The Investor may endorse Grantor's name on any checks, commercial paper, instruments, and the like pertaining to the foregoing.

               c. The Investor shall not be responsible to Grantor for loss or damage resulting from the Investor's failure to enforce or collect any Collateral or any monies due or to become due under any Liability of Grantor to Investor. The Investor shall have no obligation to take, and Grantor shall have the sole responsibility for taking, any and all steps to preserve rights against any and all prior parties to any Collateral, whether or not in Investor's possession.

               d. After an Event of Default, the Grantor (i) will make no change in any account (or any contract underlying such account), chattel paper, or general intangible, and (ii) shall receive as the sole property of the Investor and hold in trust for the Investor all monies, checks, notes, drafts, and other property (collectively called "items of payment") representing the proceeds of any Collateral.

               e. After an Event of Default, the Investor may but shall be under no obligation to: (i) notify all appropriate parties that the Collateral, or any part thereof, has been assigned to the Investor; (ii) collect any or all accounts, chattel paper, promissory notes, or general intangibles in its or Grantor's name, and apply any such collections against such Liabilities as the Investor may select; (iii) take control of any cash, or any cash or non-cash proceeds of any item of the Collateral; (iv) compromise, extend or renew any account, chattel paper, general intangible, or document, or deal with the same as it may deem advisable; and (iv) make exchanges, substitutions or surrender of items comprising the Collateral.

               f. The rights of the Investor are cumulative, and the Investor may enforce its rights under this Agreement irrespective of any other collateral, guaranty, right, or remedy it may have. The exercise of all or a part of its rights or remedies hereunder shall not prevent the Investor from exercising at the same or any other time any other right or remedy with respect to the Liabilities. The Grantor authorizes the Investor in its sole discretion to direct the order or manner of the disposition of the Collateral.

         13. PROTECTION OF COLLATERAL. From the proceeds realized from the Collateral the Investor shall be entitled to retain all sums secured hereby as well as their reasonable expenses of collection including without limitation those of retaking, holding, safeguarding, accounting for, preparing for sale, selling, and reasonable attorneys' fees and legal expenses. If the proceeds realized from the Collateral are not sufficient to defray said expenses and to satisfy the balance due on the Liabilities, the Grantor shall remain liable for such expenses. Any payments or proceeds from realization on the Collateral may be applied to the Liabilities in whatever order or manner the Investor elect.

         14. CONTINUING AGREEMENT, TERMINATION. This is a continuing Agreement, and no notice of the creation or existence of the Liabilities, renewal, extension or modification thereof need be given to Grantor. This security interest shall continue in effect notwithstanding that from time to time no Liabilities may exist. This Agreement may be terminated only (i) by a written agreement of the Investor, or (ii) upon written request of Grantor at such time as the Liabilities have been satisfied in full and the Investor has no remaining commitments to Debtor of any kind.

         15. NO WAIVER. Grantor agrees that no representation, promise, or agreement made by the Investor or by any officer or employee of the Investor, at, prior, or subsequent to the execution and delivery of this Agreement shall modify, alter, limit, or otherwise abridge the rights and remedies of the Investor hereunder unless agreed by the Investor in writing. None of the rights and remedies of Investor hereunder shall be modified, altered, limited, or otherwise abridged or waived by any representation, promise, or agreement hereafter made or by any course of conduct hereafter pursued by the Investor. No delay or omission on the part of the Investor in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Agreement, and waiver of any right shall not be deemed waiver of any other right unless expressly agreed by the Investor in writing.

         16. CONFLICT WITH PURCHASE AGREEMENT. If any provision hereof expressly conflicts with any specific provision of the Purchase Agreement, the terms of the Purchase Agreement shall be controlling.

         17. LAWS. The validity, construction, and performance of this Agreement shall be governed by the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         18. PARTIES IN INTEREST. All of the terms and provisions of this Agreement shall inure to the benefit of, be binding upon and be enforceable by the respective heirs, executors, legal representatives, successors, and assigns of the parties hereto.

         19. SEVERABILITY. Any partial invalidity of the provisions of this Agreement shall not invalidate the remaining portions hereof or thereof.

         20. MISCELLANEOUS. Grantor hereby expressly waives demand, presentment, protest, or notice of dishonor on any and all of the Liabilities and with respect to the Collateral.

         IN WITNESS WHEREOF, Grantor has caused this Agreement to be executed by its duly authorized officer as of the date first set forth above.

                                           MONTANA MILLS BREAD CO., INC.



                                           By:      __________________________
                                           Title:   __________________________

                                    EXHIBIT C
                                    ---------
                          SCHEDULE OF EQUITY INTERESTS
                          ----------------------------

                                    EXHIBIT D
                                    ---------
                         FORM OF INTERCREDITOR AGREEMENT
                         -------------------------------

                             INTERCREDITOR AGREEMENT

         THIS INTERCREDITOR AGREEMENT is entered into among:

MONTANA MILLS BREAD CO., INC.
2171 Monroe Avenue, Suite 205A
Rochester, New York 14618
(a Delaware corporation called the "Borrower")

_______________
___________________________
___________________________
(a ___________ called the "Senior Creditor")

CEPHAS CAPITAL PARTNERS, L.P.
16 W. Main Street
Rochester, New York 14614
(a New York limited partnership called the "Subordinated Creditor").

         Borrower has requested each of the Senior Creditor and the Subordinated Creditor to provide financial accommodations to Borrower. The Senior Creditor and Subordinated Creditor are willing to provide and/or continue such accommodations, subject however to execution of this Agreement setting forth the terms of their respective relationships. In consideration of the mutual representations and covenants contained in this Agreement, and other good and valuable consideration, receipt of which is hereby acknowledged, the Senior Creditor, the Subordinated Creditor, and the Borrower hereby agree as follows:

         1. DEFINITIONS. The following words shall have the following meanings when used in this Agreement. All reference to dollar amounts shall mean amounts in lawful money of the United States of America.

               "Agreement" shall mean this Intercreditor Agreement together with all exhibits and schedules attached to this Agreement from time to time, if any, and as amended from time to time.

               "Senior Creditor Agreements" means the __________________ between the Senior Creditor and the Borrower dated _____________, and the related notes, security agreements, and other documents and agreements, as the same may be modified, extended, or replaced from time to time.

               "Senior Creditor Indebtedness" means and includes (i) all outstanding and committed indebtedness, obligations, liabilities, claims, rights and demands owing from Borrower to Senior Creditor under the Senior Creditor Agreements as it and they exist on the date of this Agreement and as they may be modified, replaced, or extended without increase in the principal amount thereof (the "Existing Senior Creditor Indebtedness"), as well as (ii) all other indebtedness and obligations of any kind from Borrower to Senior Creditor ("Additional Senior Creditor Indebtedness") provided the total unpaid principal balance of the Existing Senior Creditor Indebtedness, the Additional Senior Creditor Indebtedness at the time such Additional Senior Creditor Indebtedness is incurred, and any other outstanding indebtedness and obligations defined as "Senior Indebtedness" in the Subordinated Creditor Agreements, as they exist on the date of this Intercreditor Agreement, does not exceed the maximum amount of indebtedness and obligations defined as Senior Indebtedness in the Subordinated Creditor Agreements, as they exist on the date of this Intercreditor Agreement. Until the Existing Senior Creditor Indebtedness is paid in full and the Borrower no longer has any rights to borrow or to request to borrow under the Senior Creditor Agreements (as amended, extended, or replaced in principal amounts not exceeding the principal amount outstanding or committed on the date hereof), the Existing Senior Creditor Indebtedness shall at all times constitute Senior Creditor Indebtedness. If Additional Senior Creditor Indebtedness constituted Senior Creditor Indebtedness at the time it was incurred, the Additional Senior Creditor Indebtedness shall remain Senior Creditor Indebtedness until paid in full without regard to any subsequent change in Borrower's financial condition or otherwise.

               "Business Day" shall mean any day that commercial banks settle transactions in the State of New York.

               "Event of Default" shall means any default which would constitute an event of default permitting the respective creditor to exercise some or all of its remedies under the Senior Creditor Agreements or the Subordinated Creditor Agreements, as the case may be.

               "Security Interest" shall mean and include without limitation any type of collateral security, whether in the form of a lien, charge, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract or otherwise.

               "Standstill Period" shall have the meaning given to it in Section 7 of this Agreement.

               "Subordinated Creditor Agreements" shall mean that certain Note Purchase Agreement by and between Borrower, Subordinated Creditor, and Eugene O'Donovan dated as of June 22, 2000, and the related notes, security agreements, and other documents and agreements, as the same has been and may in the future be modified, extended, or replaced from time to time.

               "Subordinated Creditor Indebtedness" means and includes without limitation all present and future indebtedness, obligations, liabilities, claims, rights and demands owing from Borrower to Subordinated Creditor including without limitation obligations of the Borrower to the Subordinated Creditor arising under the Subordinated Creditor Agreements.

         2. SUBORDINATION. As provided for in this Agreement, all Subordinated Creditor Indebtedness is junior and shall be subordinated in all respects to the Senior Creditor Indebtedness.

         3. PAYMENT TO SUBORDINATED CREDITOR. Except as provided below, Borrower will not make and Subordinated Creditor will not accept, at any time while any Senior Creditor Indebtedness is owing (i) any payment upon any Subordinated Indebtedness, (ii) any advance, transfer or assignment of assets to Subordinated Creditor in any form whatsoever that would reduce at any time or in any way the amount of Subordinated Indebtedness, or (iii) any transfer of any assets as security for the Subordinated Indebtedness, except upon Senior Creditor's prior written consent. Notwithstanding the foregoing:

         (a) Borrower may deliver a Security Interest to Subordinated Creditor covering all assets of Borrower which Security Interest and the rights thereunder are hereby expressly agreed to be subordinate and subject in all respects to any Security Interest held by Senior Creditor, irrespective of the order of filing any financing statements or otherwise,

         (b) Borrower may make regularly scheduled payments (but not prepayments or payments due to the acceleration of maturity) to Subordinated Creditor under the Subordinated Creditor Agreements, and

         (c) Subordinated Creditor may receive the proceeds of life insurance policies assigned to Subordinated Creditor covering the life of Eugene O'Donovan (the "Assignment of Life Insurance");

provided, no direct or indirect payment by or on behalf of the Borrower of Subordinated Indebtedness, whether pursuant to the terms of the Subordinated Creditor Agreements, upon acceleration or otherwise, shall be made (except from proceeds of the Assignment of Life Insurance) if at the time of such payment there exists an Event of Default under the Senior Creditor Agreements and such Event of Default shall not have been cured or waived by the Senior Creditor in writing. Upon the occurrence of such waiver, payment of scheduled payments (including past-due scheduled payments) with respect to the Subordinated Indebtedness shall be resumed. This section is not intended to preclude Subordinated Creditor from exercising its rights and remedies subject to the terms of Section 7 of this Agreement, but to require that any payments or proceeds received other than as permitted by this Section 3 shall be held in trust for Senior Creditor and applied to the Senior Creditor Indebtedness.

         In the event of any distribution, division, or application, whether partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of Borrower's assets, or the proceeds of Borrower's assets, in whatever form, to creditors of Borrower or upon any indebtedness of Borrower, whether by reason of liquidation, dissolution or other winding-up of Borrower, or by reasons or any execution sale, receivership, insolvency, or bankruptcy proceeding, assignment for the benefit of creditors, proceedings for reorganization, or readjustment of Borrower or Borrower's properties, then and in such event, (i) the Senior Creditor Indebtedness shall be paid in full before any payment is made upon the Subordinated

Indebtedness (other than from the proceeds of the Assignment of Life Insurance), and (ii) all payments and distributions, of any kind or character and whether in cash, property, or securities, which shall be payable or deliverable upon or in respect of the Subordinated Indebtedness shall be paid or delivered directly to Senior Creditor for application in payment of the amounts then due on the Senior Creditor Indebtedness until the Senior Creditor Indebtedness shall have been paid in full, but not including payments of proceeds of the Assignment of Life Insurance.

         The Senior Creditor is hereby authorized to file an appropriate claim for and on behalf of the Subordinated Creditor on account of the Subordinated Indebtedness, if Subordinated Creditor does not file, and there is not otherwise filed on behalf of the Subordinated Creditor, a proper claim or proof of claim in the form required in any dissolution, liquidation or reorganization proceeding prior to thirty (30) days before the expiration of the time to file such claim or claims. In connection with such authorization, the Subordinated Creditor hereby irrevocably authorizes, empowers, and appoints the Senior Creditor as the Subordinated Creditor's agent and attorney-in-fact to execute, verify, deliver and file such proofs of claim and to receive and collect any and all dividends, payments, or other disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of the Senior Creditor Indebtedness.

         Should any payment, distribution, security, or proceeds thereof be received by the Subordinated Creditor at any time on the Subordinated Indebtedness contrary to the terms of this Agreement, Subordinated Creditor immediately will deliver the same to Senior Creditor with respect to the Senior Creditor Indebtedness in precisely the form received (except for the endorsement or assignment of Subordinated Creditor where necessary), for application on or to secure the Senior Creditor Indebtedness whether it is due or not due, and until so delivered the same shall be held in trust by Subordinated Creditor as property of Senior Creditor. In the event Subordinated Creditor fails to make any such endorsements or assignment, Senior Creditor or any of its officers on behalf of Senior Creditor is hereby irrevocably authorized by Subordinated Creditor to make the same.

         4. LIQUIDATION; DISSOLUTION; BANKRUPTCY. Upon any distribution to creditors of the Borrower in a liquidation or dissolution of the Borrower or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Borrower or its property or in any assignment for the benefit of creditors or any marshaling of the assets and liabilities of the Borrower:

         (a) Senior Creditor shall be entitled to receive payment in full of all Senior Creditor Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Creditor Agreements, whether or not such interest is an allowable claim in any such proceeding) before Subordinated Creditor shall be entitled to receive any payment of any Subordinated Indebtedness (except proceeds of Life Insurance); and

         (b) until all Senior Creditor Indebtedness is paid in full, any distribution to which Subordinated Creditor would be entitled but for this section (but not including proceeds of the Assignment of Life Insurance) shall be made to the Senior Creditor.

         5. ASSIGNMENTS. Senior Creditor and Subordinated Creditor each agree not to sell, assign, pledge or otherwise transfer the Senior Creditor Indebtedness and Subordinated Indebtedness respectively except subject to all the terms and conditions of this Agreement. Any note evidencing the Senior Creditor Indebtedness or the Subordinated Indebtedness shall bear the following legend or a legend substantially similar thereto:

              "THIS NOTE IS SUBJECT TO ANY INTERCREDITOR AGREEMENT
                        EXECUTED PURSUANT TO THE TERMS OF
                  AMENDMENT NUMBER 1 TO THE PURCHASE AGREEMENT"

         6. SUBORDINATED CREDITOR REPRESENTATIONS AND WARRANTIES. Subordinated Creditor represents and warrants to Senior Creditor that:

         (a) no representations or agreements of any kind have been made to such party which would limit or qualify in any way the terms of this Agreement,

         (b) Senior Creditor has made no representation to the Subordinated Creditor as to the creditworthiness of Borrower; and

         (c) Subordinated Creditor has established adequate means of obtaining from Borrower on a continuing basis such information regarding Borrower's financial condition as it deems necessary. Subordinated Creditor agrees that Senior Creditor shall have no obligation to disclose to it information or material acquired by Senior Creditor in the course of its relationships with Borrower.

         7. STANDSTILL PERIOD. Prior to the Subordinated Creditor notifying Senior Creditor that an Event of Default has occurred with respect to the Subordinated Indebtedness, and during the Standstill Period (defined below), the Subordinated Creditor shall have no authority to enforce the Subordinated Creditor Indebtedness by legal proceedings or otherwise, or in any manner interfere with the Security Interests held by Senior Creditor, until all of the Senior Creditor Indebtedness has been paid in full; provided however, that Subordinated Creditor may enforce its rights to proceeds of the Assignment of Life Insurance. The term "Standstill Period" shall mean one hundred twenty (120) days following the date on which either the Senior Creditor has notified the Subordinated Creditor that an Event of Default has occurred under the Senior Creditor Agreements, or the Subordinated Creditor has notified the Senior Creditor that an Event of Default has occurred under the Subordinated Creditor Agreements and that the Subordinated Creditor has determined to exercise its rights and remedies with respect thereto, unless in either case on or before the expiration of the Standstill Period the Senior Creditor is diligently pursuing its rights and remedies with respect to any Security Interests held by Senior Creditor in respect of the Senior Creditor Indebtedness, in which case the Standstill Period shall continue for an additional sixty (60) days. If, during the Standstill Period, the Events of Default under the Senior Creditor Agreements are waived by the Senior Creditor, the applicable Standstill Period shall cease running, and a new Standstill Period shall commence running when the Subordinated Creditor receives notice from the Senior Creditor of the occurrence of a new Event of Default with respect the Senior Creditor Indebtedness; provided, however, that no more than one

Standstill Period shall be imposed during any one (1) year period. The Standstill Period shall be tolled during any period of time that there is in effect an automatic stay under the Bankruptcy Code or an injunction or restraining order issued by a court prohibiting the Senior Creditor from exercising its remedies, until a court of competent jurisdiction has lifted such stay, injunction, or restraint. During the applicable Standstill Period, the Subordinated Creditor shall not take any action to exercise its rights and remedies with respect to the Subordinated Indebtedness; provided, however, that Subordinated Creditor may enforce its right hereunder to receive payments from the Assignment of Life Insurance and such limited rights as may be necessary to prevent loss of rights and remedies due to any applicable statute of limitations. Nothing in this Agreement shall restrict or prohibit the Subordinated Creditor from taking any action to declare the Borrower in default of its obligations to the Subordinated Creditor and/or sending notice of any Event of Default under the Subordinated Creditor Agreements.

         8. WAIVERS. Each of Senior Creditor, and Subordinated Creditor waives any right to require any of the other:

         (a) to make, extend, renew, or modify any loan to Borrower or to grant any other financial accommodations to Borrower whatsoever;

         (b) to make any presentment, protest, demand, or notice of any kind, including notice of any nonpayment of any indebtedness or of any nonpayment related to any Security Interests, or except as expressly required by this Agreement notice of any action or non-action or the part of Borrower or any other party to this Agreement as the case may be, any surety, endorser, or other guarantor in connection with any indebtedness, or in connection with the creation of new or additional indebtedness as the case may be;

         (c) to resort for payment or to proceed directly or at once against any person, including Borrower;

         (d)      to proceed directly against or exhaust any Security Interest;

         (e)      to pursue any other remedy within any creditor's power; or

         (f) to commit any act or omission of any kind, at any time, with respect to any matter whatsoever.

         9. SENIOR CREDITOR'S RIGHTS. Except as expressly provided herein, Senior Creditor may take or omit any and all actions with respect to the Senior Creditor Indebtedness or any Security Interests for the Senior Creditor Indebtedness without affecting whatsoever any of Senior Creditor's rights under this Agreement. In particular, without limitation, Senior Creditor may, without notice of any kind to Subordinated Creditor:

         (a) make one or more additional loans to Borrower whether pursuant to the terms of the Senior Creditor Agreements or otherwise (provided that such loans shall constitute Senior Creditor Indebtedness only as provided in Section 1 hereof);

         (b) repeatedly alter, amend, modify, or otherwise change the fees, or any part thereof, applicable under the Senior Creditor Agreements;

         (c) repeatedly alter, compromise, renew, extend, accelerate, or otherwise change the time for payment or other terms of the Senior Creditor Indebtedness or any part thereof, including increases and decreases of the rate of interest on the Senior Creditor Indebtedness, and repeated extensions that may be for longer than the original loan term;

         (d) take and hold Security Interests for the payment of the Senior Creditor Indebtedness, and exchange, enforce, waive, and release any such Security Interests, with or without the substitution of new collateral;

         (e) release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or guarantors on any terms or manner Senior Creditor chooses;

         (f) determine how, when and what application of payments and credits shall be made on the Senior Creditor Indebtedness;

         (g) apply such security and direct the order or manner of sale thereof, as Senior Creditor in its discretion may determine; and

         (h) assign this Agreement in whole or in part, or any interest therein, in connection with an assignment in whole or in part of the Senior Creditor Agreements to a financial institution; provided however, that notwithstanding anything to the contrary contained in this Agreement, after any such assignment the assignee shall have the rights of the Senior Creditor only with respect to Senior Creditor Indebtedness as defined herein.

         10. MARSHALING. Senior Creditor may foreclose on its Security Interests in any manner which it, in its sole discretion, chooses even though a higher price might have been realized if the Senior Creditor had proceeded to foreclose on its Security Interests in another manner. Without in any manner limiting the foregoing, the Subordinated Creditor agrees that Senior Creditor may exercise its remedies against the property in which it holds Security Interests in any order that the Senior Creditor, in its sole discretion, chooses; and Subordinated Creditor confirms that the Senior Creditor shall in no manner be required to marshal its claims against one or more properties in which it holds a Security Interest.

         11. MODIFICATION OF SUBORDINATED INDEBTEDNESS. Subordinated Creditor and Borrower waive any right to modify or amend the terms of the payment of interest or the repayment of principal (other than to decrease the amount of payments due or extend the time for payments) with respect to the Subordinated Indebtedness during the term of this Agreement absent the prior written consent of Senior Creditor.

         12. DEFAULT BY BORROWER. If Borrower becomes insolvent or bankrupt, this Agreement shall remain in full force and effect. In the event of a corporate reorganization or corporate arrangement of Borrower under the provisions of the Bankruptcy Code, as amended, this Agreement shall remain in full force and effect and the court having jurisdiction over the reorganization or arrangement is hereby requested and authorized by the parties to preserve such priority and subordination in approving any such plan or reorganization or arrangement. Any payment default under the terms of the Subordinated Indebtedness or Senior Creditor Indebtedness, or any other Event of Default under the Subordinated Creditor Agreements or Senior Creditor Agreements, which could result in an acceleration of the Subordinated Indebtedness or Senior Creditor Indebtedness respectively shall be an Event of Default under the terms of each of the Subordinated Indebtedness and Senior Creditor Indebtedness.

         13. DURATION AND TERMINATION. This Agreement shall remain in full force and effect until all of the Senior Creditor Indebtedness has been irrevocably paid in full and the Senior Creditor's obligation to lend under the Senior Creditor Agreements has been terminated.

         14. SUBROGATION. After all Senior Creditor Indebtedness is irrevocably paid in full and until the Subordinated Indebtedness is paid in full, Subordinated Creditor shall be subrogated to the rights of the Senior Creditor to receive distributions applicable to the Senior Creditor Indebtedness to the extent that distributions otherwise payable to Subordinated Creditor have been applied to the payment of the Senior Creditor Indebtedness. A distribution made under this Agreement to the Senior Creditor on account of the Senior Creditor Indebtedness which otherwise would have been made to Subordinated Creditor is not, as between the Subordinated Creditor and the Borrower, a payment by the Borrower on the Subordinated Indebtedness. After irrevocable payment in full of the Senior Creditor Indebtedness, Subordinated Creditor shall be entitled to receive from the Senior Creditor any payments or distributions received by Senior Creditor in excess of the amounts sufficient to pay all Senior Creditor Indebtedness in full.

         15. OBLIGATIONS OF BORROWER UNCONDITIONAL. Subject to the subordination provisions of this Agreement, nothing contained in this Agreement is intended to or shall impair, as between Borrower and the Subordinated Creditor, the obligations of Borrower, which are absolute and unconditional, to pay to the Subordinated Creditor all obligations under the Subordinated Creditor Agreements as and when the same shall become due and payable in accordance with their respective terms, or is intended to or shall affect the relative rights of the creditors of Borrower other than the Senior Creditor and Subordinated Creditor.

         16. NOTICE TO SUBORDINATED CREDITOR AND SENIOR CREDITOR BY BORROWER. Borrower shall give prompt written notice to the Subordinated Creditor and Senior Creditor of any fact known to Borrower which would prohibit the making of any payment in respect of the Subordinated Indebtedness, but failure to give such notice shall not affect the subordination of the Subordinated Indebtedness to the Senior Creditor Indebtedness as provided in this Agreement.

         Notwithstanding the provisions of this Agreement, the Subordinated Creditor shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment in respect of the Subordinated Indebtedness, unless and until the Subordinated Creditor shall have received written notice thereof from the Borrower and/or the Senior Creditor. Prior to the receipt of any such written notice, subject to the provisions of this Agreement, the Subordinated Creditor shall be entitled in all respects to assume no such facts exist and to receive payments otherwise permitted hereunder without obligation to hold them in trust for the Senior Creditor; provided however notice shall not be a condition precedent to any prohibition of the making of any such payments if such prohibition is a result of a default with respect to the Subordinated Indebtedness with respect to which Subordinated Creditor has determined to exercise any of its rights or remedies.

         17.      MISCELLANEOUS PROVISIONS.

                  (a) AMENDMENTS. This Agreement constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. To the extent there is any conflict between this Agreement and any document evidencing the Senior Creditor Indebtedness or the Subordinated Indebtedness, this Agreement shall control. No alteration of or amendment to this Agreement shall be effective unless made in writing and signed by Senior Creditor, Borrower, and Subordinated Creditor.

                  (b) ATTORNEY'S FEES; EXPENSES. Borrower agrees to pay upon demand all of Senior Creditor's costs and expenses incurred in connection with enforcement of this Agreement. Costs and expenses include Senior Creditor's reasonable attorney's fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

                  (c) SUCCESSORS. This Agreement shall bind the respective successors and assigns of the parties to this Agreement. The covenants of the parties hereto respecting subordination of the Subordinated Indebtedness in favor of Senior Creditor Indebtedness shall extend to, include, and be enforceable by any financial institution that is a transferee or endorsee to whom Senior Creditor may transfer any or all of the Senior Creditor Indebtedness.

                  (d) GENERAL WAIVERS. No party shall be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by the party against whom such waiver is enforced. No delay or omission on the part of any party in exercising any right shall operate as a waiver of such right or any other right. A waiver by any party of any provision of this Agreement shall not prejudice or constitute a waiver of such party's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by any party, nor any course of dealing between any of the parties, shall constitute a waiver of any of such party's rights or of another party's obligations as to any further transactions. Whenever the consent of a party is required under this Agreement, the granting of such consent by such party in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such further consent may be granted or withheld in the sole discretion of such party.

                  (e) SEVERABILITY. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

                  (f) NOTICE. Any notice, demand, request, consent, or other communication hereunder shall be in writing, shall be addressed to the respective party shown in the preamble to this Agreement or to such other address as such party may, by notice given in compliance with this Section, designate. Notices shall be deemed to have been given and received upon the earlier of: (i) if by facsimile, upon confirmed transmission if transmission occurs between 8:00 a.m. and 5:00 p.m. New York time on any Business Day provided that a copy of such notice is deposited with FedEx or other nationally recognized overnight delivery service for next Business Day delivery; (ii) if by FedEx or other nationally recognized overnight delivery service deposited for next Business Day delivery, on the next Business Day following deposit with such delivery service; (iii) if by personal delivery, upon completion of delivery; or
(iv) if by mail, three (3) Business Days after deposit in the U.S. Mail, first class, postage prepaid.

                  (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard or reference to its conflict of laws principles. The parties each hereby consent to the jurisdiction of any state or federal court located in Monroe County, New York and irrevocably agree that all actions or proceedings arising out of or relating to this Agreement shall be litigated in such courts. Each of the parties accepts for itself the exclusive jurisdiction of the aforesaid courts and waives any defense of forum non coveniens.

                  (h) WAIVER OF JURY TRIAL. EACH OF THE PARTIES WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF ANY DEALINGS AMONG THEM OR ANY ONE OF THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

                  (i) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (j) REPRODUCTIONS. This Agreement may be reproduced by the parties hereto by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

         IN WITNESS WHEREOF, each of the parties intending to be bound hereby has caused this Agreement to be executed by its duly authorized representative as of the date first above written.

                            [Signature Pages Follow]

                                    MONTANA MILLS BREAD CO., INC.
                                    ("Borrower")



                                    By:      _______________________________
                                    Its:     _______________________________

                                     CEPHAS CAPITAL PARTNERS, L.P.
                                     ("Subordinated Creditor")

                                     By:      Chephas LLC, its general partner,


                                              By:___________________________
                                              Its:     Managing Member

                                           ______________
                                           ("Senior Creditor")



                                           By:      ____________________________
                                           Its:     ____________________________

                                    EXHIBIT E
                                    ---------
                            FORM OF LOCKUP AGREEMENT
                            ------------------------

Montana Mills Bread Company, Inc.
Suite 205-A
2171 Monroe Avenue
Rochester, New York  14618

Ladies and Gentlemen:

         The undersigned, a beneficial owner(1) of the common stock, $.001 par value (the "Common Stock"), of Montana Mills Bread Company, Inc. (the "Company") and/or options, warrants or other rights to purchase, or securities convertible into, Common Stock, understands that the Company is preparing to file with the Securities and Exchange Commission a registration statement on Form S-1/SB-2 for the registration of securities of the Company (the "Registration Statement") in connection with a proposed public offering of such securities (the "Offering"). The undersigned further understands that the Company and Kirlin Securities, Inc. ("Kirlin"), as representative of the several underwriters (including Kirlin), intend to enter into an underwriting agreement relating to the Offering upon the effectiveness of the Registration Statement (the "Underwriting Agreement").

         In order to induce Kirlin to proceed with the Offering, the undersigned agrees, for the benefit of the Company and Kirlin, that should the Offering become effective, the undersigned will not, without Kirlin's prior written consent (and, if required by applicable state blue sky laws, the securities commissions in any such states), offer, sell, assign, hypothecate, pledge, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock owned by him/her on the date of the Offering, or subsequently acquired through the exercise of any options, warrants or other rights, or the conversion of any other security, or by reason of any stock split or other distribution of stock, or grant options, warrants or other rights with respect to any such securities, all during the 13-month period commencing on the "Effective Date" of the Company's Registration Statement. Furthermore, the undersigned will permit all certificates evidencing any such securities to be endorsed with the appropriate restrictive legends, and consents to the placement of appropriate stop transfer orders with the transfer agent for the Company. A copy of this Agreement will be available from the Company or the Company's transfer agent upon request and without charge.



         The terms and conditions of this Agreement only can be modified (including premature termination of this Agreement) with the prior written consent of Kirlin.


-------------------------------------------       ---------------------------------------------
Number of shares beneficially owned               Shareholder Name

-------------------------------------------
Number of shares subject to options,
warrants, rights and/or convertible
securities                                    By:
                                                  ---------------------------------------------
                                                  Signature

                                                  ---------------------------------------------
                                                  Printed Name

------------

1 It is agreed that, for purposes of this letter, the undersigned beneficially owns, among other shares, any shares owned by (i) members of his or her family and (ii) any person or entity controlled by the undersigned or under common control with the undersigned.